Exhibit 10.2

COMMON STOCK WARRANT

“WARRANT”

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

Holder: Decentralized Sharing systems, INC.

Number of Warrants: 50,000,000

Dated and Effective on this 23rd day of December, 2021 the (“Issuance Date”).

THIS CERTIFIES THAT Holder is the owner of the number of Warrants set forth above of Sharing Services Global Corporation, a Nevada corporation (hereinafter called the “Company”). Each Warrant entitles the Holder to purchase one share (collectively the “Warrant Shares”) of the common stock of the Company (“Common Stock”) at an exercise price per share of $0.063 per share (the “Exercise Price”) at any time during the period commencing on the Issuance Date and ending five (5) years from such Issuance Date (the “Expiration Date”).

1. METHOD OF EXERCISE; PAYMENT.

1.1 Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit “A” duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased.

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1.2 Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder by the Company’s transfer agent within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

2. STOCK FULLY PAID; RESERVATION OF SHARES.

2.1 Fully Paid and Nonassessable Nature. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price, therefore, be fully paid and nonassessable, and such Warrant Shares shall be free from all taxes, liens and charges with respect to the issuance thereof.

2.2 Reservation Of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, have authorized and reserved for issuance sufficient shares of its Common Stock, to provide for the exercise of the rights represented by this Warrant.

3. ADJUSTMENTS.

3.1 The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as set out in Sections 3.2 and 3.3, below.

3.2 Reclassification.

3.2.1 In the case of any: (i) reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (ii) any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant); or (iii) any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant).

3.2.2 In addition to the foregoing, the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares of Common Stock theretofore issuable upon exercise of this Warrant: (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of Warrant Shares of Common Stock then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the fair market value of the Common Stock at the time of the transaction.

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3.2.3 The provisions of this Section 3.2 shall similarly apply to successive reclassifications, changes, mergers and transfers.

3.3 Stock Splits, Dividends And Combinations.

3.3.1 In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased.

3.3.2 In the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4. NOTICE OF ADJUSTMENTS.

Whenever the number of Warrant Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased thereafter and the Exercise Price therefor after giving effect to such adjustment.

5. FRACTIONAL SHARES.

5.1 No Requirement. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants.

5.2 Aggregation Calculation. If the same Holder shall present more than one Warrant for exercise in full at the same time, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented.

5.3 Nearest Whole Value. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof) then such fractional share shall be rounded up to the nearest whole share.

6. REPRESENTATIONS OF THE COMPANY.

The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant Shares pursuant hereto and the performance of the Company’s obligations hereunder were taken prior to and are effective as of the Issuance Date of this Warrant.

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7. REPRESENTATIONS AND WARRANTIES BY THE HOLDER.

The Holder represents and warrants to the Company as follows:

(i) This Warrant and the Warrant Shares issuable upon exercise thereof are being acquired for Holder’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(ii) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(iii) The Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(iv) The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

8. RESTRICTIVE LEGEND.

The Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

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9. RESTRICTIONS UPON TRANSFER AND REMOVAL OF LEGEND.

9.1 Registration Condition. The Company need not register a transfer of this Warrant or Warrant Shares bearing the restrictive legend set forth in Section 8 above, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Warrant Shares, unless one of the conditions specified in the legend referred to in Section 8 above is satisfied.

9.2 Opinion Exemption. Notwithstanding the provisions of Section 9.1 above, no opinion of counsel shall be necessary for a transfer without consideration by any holder: (i) if such holder is a partnership, a partner or a retired partner of such partnership who retires after the date hereof or to the estate of any such partner or a retired partner, or (ii) if such holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with such holder.

10. LIMITATIONS ON RIGHTS OF WARRANT HOLDERS.

10.1 Limitation On Voting And Economic Rights. The Holder of this Warrant shall not be entitled as a Warrant holder, to vote or receive dividends or be deemed the holder of any Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

10.2 No Liquidation Rights. The Holder of this Warrant will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

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11. NOTICES.

11.1 Notice Method. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier:

(a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid;

(b) upon delivery, if delivered by hand;

(c) one (1) Business Day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid; or

(d) one (1) Business Day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed: (i) if to the Holder, at the Holder’s address as set forth on the books of the Company, and (ii) if to the Company, at the address of its principal corporate offices (Attention: Catherine J. McCain, General Counsel), or at such other address as a party may designate by ten (10) days advance written notice to the other party pursuant to the provisions above.

11.2 Business Day Defined. The term “Business Day” shall mean Monday through Friday of a calendar week, except for Federal banking holidays.

12. REGISTRATION RIGHTS AGREEMENT.

For the term of this Warrant, the Holder shall have registration rights related to the Warrant Shares as set out in Sections 12.1, 12.2, 12.3 and 12.4 below:

12.1 Right to Piggyback. Whenever the Company proposes to register any of its securities (including any proposed registration of the Company’s securities by any third party) under the Securities Act and the registration form to be used may be used for the registration of any of the Warrant Shares, the Company shall give prompt written notice to the Holder of its intention to effect such a registration and, subject to the terms of this Section 12, shall include in such registration all Warrant Shares with respect to which the Company has received a written request, within ten (10) days after the receipt of the Company’s notice, for inclusion therein (“Piggyback Registration”).

12.2 Piggyback Expenses. The registration expenses of the Holder shall be paid by the Company in all Piggyback Registrations.

12.3 Priority On Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration: (i) first, the securities the Company proposes to sell; (ii) second, the securities requested to be included in such registration by the Holder, pro rata with all other common stockholders with Piggyback Registration rights on the basis of the number of shares requested to be included therein by each such holder; and (iii) third, other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

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12.4 Priority On Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration: (i) first, the securities requested to be included therein by the holders requesting such registration; (ii) second, the securities requested to be included in such registration by the Holder, pro rata with all other common stockholders with Piggyback Registration rights on the basis of the number of shares requested to be included therein by each such Holder; and (iii) third, other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

13. Replacement of Warrants.

On receipt of evidence reasonably satisfactory to the Company in its sole discretion of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

14. Repurchase on Sale, Merger, or Consolidation of the Company.

14.1 Acquisition. For the purpose of this Warrant, “Acquisition” means (a) any sale or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction.

14.2 Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly so that the aggregate Warrant Price of all Shares is unchanged. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

14.3 Non-assumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then this Warrant shall be deemed to have been automatically converted pursuant to Section 14.2 above and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

15. GOVERNING LAW.

This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

16. UNDERLYING Agreement.

This Warrant is issued in furtherance of the terms of that certain “Stock Purchase And Share Subscription Agreement” executed by and between the Company and the Investor dated December 23rd, 2021.

This Warrant is effective as of the Issuance Date.

The remAinder of this page is left intentionally blank
Signature pages are set out below

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COMPANY:

SHARING SERVICES GLOBAL CORPORATION,
a Nevada corporation

By:	/s/John “JT” Hatch
Printed Name:	John “JT” Hatch
Title:	Chief Executive Officer

Date: December 23, 2021

INVESTOR:

Decentralized Sharing Systems, INC.,
a New York corporation

By:	/s/Frank Heuszel
Printed Name:	Frank Heuszel
Title:	Chief Executive Officer

Date: December 23, 2021

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EXHIBIT “A”

NOTICE OF EXERCISE

To:	Sharing Services Global Corporation
1700 Coit Road, Suite 100
Plano, Texas 75075
Attention: Catherine J. McCain, General Counsel

1. Warrants Being Exercised. I, the undersigned Warrant Holder, hereby elect to purchase__________ Warrant Shares of Sharing Services Global Corporation pursuant to the terms of the attached Warrant.

2. Exercise Requisite.

The undersigned shall exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3. Stock Issuance. Please issue a certificate or certificates representing such Warrant Shares in the name of the undersigned or in such other name as is specified below:

_________________________________________

(Name)

_________________________________________

_________________________________________

(Address)

4. Representations And Warrants Of Warrant Holder. The undersigned hereby represents and warrants that the Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof.

WARRANT HOLDER:

By:	___________________________________________
Name:	___________________________________________
Title:	___________________________________________

Date:	___________________________________________

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